Exhibit 3.205

CERTIFICATE OF INCORPORATION

OF

SCA-ROSELAND, INC.

The undersigned, having capacity to contract and acting as the incorporator of a corporation under Section 14A:2-6 of the New Jersey Business Corporation Act, adopts the following Certificate of Incorporation of such corporation:

1. The name of the corporation is SCA-Roseland, Inc. (the “Corporation”).

2. The Corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

3. The maximum number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, 0.01 par value per share.

4. The address of the principal office of the Corporation is 102 Woodmont Boulevard, Suite 610, Nashville, Tennessee 37205. The address of the registered office of the Corporation in New Jersey is The Corporation Trust Company, 28 West State Street, Trenton, New Jersey 08608. The Corporation’s registered agent at the registered office is The Corporation Trust Company.

5. The name and address of each initial director of the Corporation is:

Name	Address
Joel C. Gordon	102 Woodmont Boulevard Suite 610 Nashville, TN 37205

Kenneth J. Melkus	102 Woodmont Boulevard Suite 610 Nashville, TN 37205

6. The name and address of the incorporator of the Corporation is:

William J. Hamburg	102 Woodmont Boulevard Suite 610 Nashville, TN 37205

7. The duration of the Corporation is perpetual.

8. The Corporation is for profit.

Dated: October 20, 1992	/s/ William J. Hamburg
William J. Hamburg
Incorporator

CERTIFICATE OF MERGER

Pursuant to the provisions of N.J.S.A. 14A:10-4.1 the undersigned corporations hereby execute this Certificate of Merger.

1. The names of the merging corporations are SCA-Roseland, Inc., a New Jersey corporation (“SCA-Roseland”) and Re-Surg, Inc., a New Jersey corporation (“Re-Surg”). The surviving corporation shall be SCA-Roseland and shall have the name SCA-Roseland, Inc.

2. Attached hereto as Exhibit A and incorporated by reference is a true copy of the Plan of Merger by and between SCA-Roseland and Re-Surg.

3. The Shareholders of SCA-Roseland approved the Plan of Merger on January 29, 1993. The Shareholders of Re-Surg approved the Plan of Merger on January 29, 1993.

4.(a) The number of shares of SCA-Roseland entitled to vote on the Plan of Merger was 1,000.

   (b) The number of shares of Re-Surg entitled to vote on the Plan of Merger was 30,000.

5.(a) The number of shares of SCA-Roseland and voted in favor of the Plan of Merger was 1,000 and the number of shares that voted against the Plan of Merger was 0.

   (b) The number of shares of Re-Surg that voted in favor of the Plan of Merger was 30,000 and the number of shares that voted against the Plan of Merger was 0.

6. This Certificate shall be effective on the date of its filing in the office of the Secretary of State of New Jersey.

Dated this 29th day of January 1993.

SCA-ROSELAND, Inc.

By:

ATTEST:	RE-SURG, Inc.

/s/ [illegible]	By:	/s/ Gene D’Alessandro
[illegible]		GENE D’ALESSANDRO
Assistant Secretary		President

6. This Certificate shall be effective on the date of its filing in the office of the Secretary of State of New Jersey.

Dated this 29th day of January, 1993.

SCA-ROSELAND, Inc.

	By:	/s/ [illegible]
	Title:	Vice-President

ATTEST:	RE-SURG, Inc.

By:
Title:

EXHIBIT A

PLAN OF MERGER

THIS PLAN OF MERGER (the “Plan of Merger”), dated as of the              day of             , 1992, by and between Re-Surg, Inc., a New Jersey corporation (“RSI”), Surgical Care Affiliates, Inc., a Delaware corporation (“SCA”), and SCA-Roseland, Inc., a New Jersey corporation and a wholly owned subsidiary of SCA (“SCA-Roseland”);

WITNESSETH:

WHEREAS, RSI is a corporation duly organized and validly existing under the laws of the State of New Jersey;

WHEREAS, SCA-Roseland is a corporation duly organized and validly existing under the laws of the State of New Jersey;

WHEREAS, on the date of this Plan of Merger, RSI has the authority to issue 40,000 shares of common stock, no par value (the “RSI Common Stock”), of which 30,000 shares are issued and outstanding;

WHEREAS, on the date of this Plan of Merger, SCA-Roseland has the authority to issue 1,000 shares of common stock, $.01 par value (“SCA-Roseland Common Stock”), of which 1,000 shares are issued and outstanding;

WHEREAS, the Boards of Directors of RSI and SCA-Roseland have each determined that it is advisable that RSI merge with and into SCA-Roseland upon the terms and conditions herein provided (the “Merger”); and

WHEREAS, the Boards of Directors of RSI and SCA-Roseland have each directed that this Plan of Merger be submitted to a vote of the shareholders of RSA and SCA-Roseland, as applicable;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SCA-Roseland and RSI hereby agree to merger into a single corporation as follows:

FIRST: That on the Effective Date (as hereinafter defined) of the Merger, RSI shall be merged with and into SCA-Roseland on the terms and conditions hereinafter set forth as permitted by and in accordance with the New Jersey Business Corporation Act, as amended. Thereupon, the separate existence of RSI shall cease, and SCA-Roseland, as the surviving corporation, shall continue to exist under and be governed by the New Jersey Business Corporation Act, as amended.

SECOND: After the execution of this Plan of Merger, SCA-Roseland and RSI shall each submit this Plan of Merger to their respective shareholders for their approval pursuant to the applicable provisions under the New Jersey Business Corporation Act, as amended.

THIRD: Following the approval of the Merger by the respective shareholders of SCA-Roseland and RSI, and provided that this Plan of Merger has not been terminated and abandoned, SCA-Roseland will cause the Certificate of Merger and this Plan of Merger and any other required documents to be executed, acknowledged, and filed with the Secretary of State of the State of New Jersey pursuant to Section 14A:10-4.1 of the New Jersey Business Corporation Act, as amended.

FOURTH: The Merger shall become effective immediately upon the filing of the Certificate of Merger with the Secretary of State of New Jersey (the time of such filing being herein sometimes referred to as the “Effective Date”).

FIFTH: Pursuant to and subject to the terms and conditions of this Plan of Merger, the holders of shares of RSI Common Stock shall be entitled to receive the Merger Consideration as defined below. The manner of converting the shares of RSI Common Stock on the Effective Date shall be as follows:

(a) Except as otherwise provided herein, each issued and outstanding share of common stock of RSI (other than shares of the holders of which have perfected their rights to dissent) shall be converted into the right to receive the product of the Merger Consideration, as defined below, and a fraction with a numerator of one and a denominator equal to the number of shares of RSI Common Stock outstanding immediately prior to the Merger. The merger consideration (the “Merger Consideration”) shall be (a) $8.4 million, which shall be decreased to the extent RSI’s unrestricted cash is less than $100,000 on the Effective Date and which shall be increased to the extent RSI’s unrestricted cash is more than $100,000 on the Effective Date, and (b) warrants to purchase 20,000 shares of the Common Stock of SCA (the “Shares”) at the Average Price as defined below. The payment of the $8.4 million shall be made 40% in cash and 60% in SCA Common Stock (the “Shares”) which has been registered under the Securities Act of 1933. The Shares shall be valued at the average of the closing sale prices of the Shares (the “Average Price”) as reported by the New York Stock Exchange (“NYSE”), on the five trading days ending three business days before the effective Date. Fractional shares shall be rounded to the nearest whole number.

SIXTH: Upon and after the Effective Date, SCA-Roseland shall continue in existence as the surviving corporation to the Merger, and shall possess all the rights, privileges, powers, and franchises, and be subject to all the restrictions, disabilities, and duties of SCA-Roseland and RSI, and all property, real, personal, and mixed, of SCA-Roseland or RSI shall be vested in and be the property of SCA-Roseland without reversion or impairment, and all debts, due to either SCA-Roseland or RSI shall be vested in and be the property of SCA-Roseland, and all debts, liabilities, and duties of SCA-Roseland or RSI shall thenceforth attach to SCA-Roseland and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

SEVENTH: The Certificate of Incorporation of SCA-Roseland as constituted on the Effective Date, but subject to change from time to time by the Board of Directors or the shareholders of SCA-Roseland, shall govern the surviving corporation.

EIGHTH: The Bylaws of SCA-Roseland in effect on the Effective Date, but subject to change from time to time by the Board of Directors or the shareholders of SCA-Roseland, shall govern the surviving corporation.

NINTH: SCA-Roseland and RSI, by mutual consent of their respective Boards of Directors, may amend, modify, and supplement this Plan of Merger in such manner as may be agreed upon by them in writing at any time before or after approval thereof of the shareholders of RSI or SCA-Roseland or both; provided, however, that no such amendment, modification, or supplement shall affect the rights of the shareholders of SCA-Roseland or RSI in a manner that is materially adverse to such shareholders. In addition, this Plan of Merger may be terminated and the Merger abandoned for any reason by resolution adopted by both of the respective Boards of Directors of RSI and SCA-Roseland at any time prior to the Effective Date, even though this Plan of Merger has been approved by the shareholders of SCA-Roseland or RSI.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective duly authorized officers as of the date and year first above written.

RE-SURG, INC. a New Jersey corporation

By:
Title:

SCA-ROSELAND, INC., a New Jersey corporation

By:
Title:

SURGICAL CARE AFFILIATES, INC., a Delaware corporation

By:
Title:

CERTIFICATE OF MERGER

OF

RE-SURG, INC.

(a New Jersey corporation)

WITH

SCA-ROSELAND, INC.

(a New Jersey corporation)

Pursuant to Section 14A:10-4.1 of the New Jersey Business Corporation Act, SCA-Roseland, Inc., a New Jersey corporation (“SCA”), does hereby set forth the following information relating to the merger of Re-Surg, Inc., a New Jersey corporation (“RSI”), with and into SCA-Roseland:

1. The attached Plan of Merger between RSI and SCA-Roseland, which is incorporated herein by reference, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 14A:10-3 of the New Jersey Business Corporation Act.

2. The number of outstanding shares of SCA-Roseland is 1,000 shares of Common Stock. The number of outstanding shares of RSI is 30,000 shares of Voting Common Stock.

3. The Plan of Merger was adopted by the Board of Directors and duly approved by the shareholders of RSI who held voting Common Stock on             , 1992 with              shares of Voting Common Stock voting for the Plan of Merger and              shares of Voting Common Stock voting against the Plan of Merger in accordance with the laws of the State of New Jersey, and was adopted by the Board of Directors and duly approved by the shareholders of SCA-Roseland on             , 1992 with 1,000 shares of Common Stock voting for the Plan of Merger and 0 shares of Common Stock voting against the Plan of Merger in accordance with the laws of the State of New Jersey.

4. The name of the surviving corporation shall be SCA-Roseland, Inc.

5. The Plan of Merger shall be effective when these Certificate of Merger are filed by the Secretary of State of New Jersey.

SCA-ROSELAND, INC.

By:
Title:

RE-SURG, INC.

By:
Title:

Dated:             , 1992